Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aqua Dyne, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Murray Bailey, Chief Executive Officer and Chief Financial Officer, certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Murray Bailey

Murray Bailey
Chief Executive Officer and
Chief Financial Officer
January 3, 2007